                                                                   Exhibit 10.38

                            NMR COMMISSIONS AGREEMENT

          NMR COMMISSIONS AGREEMENT (as amended from time to time, the "Agreement"), dated as of May 7, 2002 (the "Effective Date"), with respect to
 ---------                                  --------------
Operating Agreement (as amended from time to time, the "Operating Agreement"),
                                                        -------------------
dated August 15, 1999, between NetRatings, Inc., a Delaware corporation ("NetRatings"), and Nielsen Media Research, Inc., a Delaware corporation
  ----------
("NMR"). Defined terms used but not otherwise defined herein shall have the
  ---
respective meanings ascribed to them in the Operating Agreement.

          Section 5.1 of the Operating Agreement provides that, except as otherwise provided therein, all Net Customer Billings derived from the marketing, sale and distribution of the Approved Internet Service shall be allocated in the following percentages: (i) NMR - 35% (the "Commission") and
                                                            ----------
(ii) NetRatings - 65%.

          NetRatings has entered into an Agreement and Plan of Reorganization
dated as of May   , 2002 (the "Merger Agreement") with, among others, ACNielsen
                --            ----------------
Corporation and ACNielsen eRatings.com. Section 6.2(h) of the Merger Agreement contemplates that NetRatings and NMR will have entered into this Agreement as of the Effective Time (as defined in the Merger Agreement).

          NetRatings and NMR wish to modify Section 5.1 and certain other provisions of the Operating Agreement as described below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. From the Effective Date until the termination of this Agreement:

          (a) Subject to Section 1(c) below, no Commission shall be payable to NMR following the Effective Date with respect to Net Customer Billings derived from customer sales; and

          (b) The second sentence of Section 2.2 of the Operating Agreement shall be amended and restated in its entirety to read as follows:

          "Notwithstanding the foregoing, NMR shall have primary responsibility for marketing products and services of the Approved Internet Service which are marketed and sold using the NMR Trademarks and the NRI Trademarks to customers in the following categories, in each case, to the extent that such customers are located in North America: (i) traditional media customers, consisting of

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE NOTED HEREIN WITH THREE ASTERISKS "[***]".

          television, radio and other media customers (including broadcast networks, local TV stations, superstations, cable networks, cable systems, syndicators and television program producers); (ii) advertising agencies (including television advertising customers of such agencies which are then current and active NMR customers), interactive agencies and media buyers; (iii) the technology companies, marketers, web sites and web-only agencies listed on Exhibit E hereto
                                                               ---------
          and (iv) such other customers as may be determined by the Operating Committee".

          (c) As used in this Agreement, an "NMR Customer Contract" means a
                                             ---------------------
     customer contract for Approved Internet Service procured by NMR on or prior to the Effective Date. As used in this Agreement, the term "Contract Year"
                                                                 -------------
     means, with respect to any NMR Customer Contract, any twelve month period during the term of such contract that begins on the effective date of the NMR Customer Contract or twelve-month anniversary of such effective date (as applicable), and ends on the immediately following twelve-month anniversary of the effective date of the NMR Customer Contract. Notwithstanding anything to the contrary in this Agreement, following the Effective Date, NMR shall be continue to be entitled to receive a commission of 35% of all Net Customer Billings that are paid after the Effective Date but which relate to a Contract Year which began prior to or on the Effective Date. All such commissions shall be payable to NMR on the terms and subject to the conditions associated with the payment of Commissions as in effect immediately prior to the Effective Date under the Operating Agreement.

          (d) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the parties acknowledge and agree that NetRatings shall have no obligation to pay any Commission amounts to NMR under any customer contracts which NetRatings acquires through its acquisition of Jupiter Media Metrix, Inc.

     2. From the Effective Date until the termination of this Agreement, the provisions of this Section 2 shall be effective:

          (a) On the terms and subject to the conditions set forth in this
     Section 2, NMR shall cause the services of the individuals listed on Exhibit A hereto (the "Dedicated Employees"), if they continue to be
     ---------              -------------------
     employed by NMR on the Effective Date, to be made available to fulfill NMR's obligations under Section 2.2 of the Operating Agreement (as amended and restated herein) on a full-time basis, except as otherwise provided in this Section 2. On the terms and subject to the conditions of this Section 2, NMR shall cause the services of the individuals listed on Exhibit B
                                                                  ---------
     hereto (the "Shared Employees"), if they continue to be employed by NMR on
                  ----------------
     the Effective Date, to be made available to fulfill NMR's obligations under
     Section 2.2 of the Operating Agreement (as amended and restated herein) on a part-time basis (substantially consistent with the amount of time dedicated by such individuals to such activities on the Effective Date). The Dedicated Employees and the Shared Employees currently provide services relating to the marketing, sale and distribution of the Approved Internet Service. The parties acknowledge and agree that NMR shall be deemed to satisfy in full its obligations under Section 2.2 of the Operating Agreement (as amended and restated herein) by performing NMR's obligations under this Section 2 and otherwise under this Agreement. The parties shall amend Exhibit A and Exhibit B following the date of this
                         ---------     ---------
     Agreement to the extent necessary to (i) add thereto any New Dedicated Employee (as defined below), (ii) remove therefrom any person who ceases to be a Dedicated Employee or Shared Employee covered by this Agreement after the date hereof and (iii) reclassify as a Shared Employee any Dedicated Employee who becomes a Shared Employee as permitted by this Agreement.

          (b) Notwithstanding anything to the contrary herein, the parties understand and agree that NMR shall be entitled to cause the Dedicated Employees to devote a portion of their working time and the Shared Employees to dedicate an incremental additional portion of their working time, in each case, determined by NMR in good faith after consultation with NetRatings to be appropriate, to the provision of services to NMR with respect to (i) Measurecast.com, Inc. and its products and services, or (ii) in connection with any other convergence products ("Alternative Uses"). If
                                                         ----------------
     and to the extent any Dedicated Employee provides services to NMR relating to Alternative Uses as contemplated by this Section 2(b) or otherwise, such Dedicated Employee shall thereafter be deemed a Shared Employee for the purposes of this Agreement (including, without limitation, for the purposes of NetRatings' payment obligations under Section 2(c) below). In addition to any express provisions of this Section 2(b), the Operating Committee and NMR may from time to time mutually agree (i) to reduce the amount of working time devoted to the provisions of services hereunder by any Shared Employee or Dedicated Employee and/or (ii) to increase the amount of working time devoted to the provision of services hereunder by any Shared Employee.

          (c) NetRatings shall pay to NMR (i) 100% of the Direct Costs (as defined) of each Dedicated Employee and (ii) a portion of the Direct Costs of each Shared Employee equal to the percentage of such Shared Employee's total working time that is actually devoted to providing services under this Agreement, as determined in good faith by NMR. As used in this Agreement, "Direct Costs" means with respect to any Dedicated Employee or
                 ------------
    Shared Employee, the amounts actually paid by NMR in respect of the salary, benefits, perquisites and other compensation (including reimbursed expenses) of such individual (including an allocable portion of NMR's overhead charges, including an appropriate allocation for office space (the amount described in this parenthetical being referred to as the "Overhead
                                                                      --------
     Charge")).
     ------

          NetRatings shall have the right, at its sole cost and expense, during reasonable business hours and upon reasonable advance notice, to review the computer printouts and reports and other books and records of NMR to the extent that the same relate to amounts to be paid by NetRatings to NMR with respect to Dedicated Employees and Shared Employees hereunder; provided,
                                                                    --------
     that such right shall not be exercised by NetRatings more frequently than once per calendar quarter.

          (d) Subject to (i) applicable laws, (ii) the written employment policies of NMR as in effect from time to time and (iii) any contract or agreement in effect on the Effective Date or thereafter entered into with the consent of the Operating Committee governing a Dedicated Employee's or Shared Employee's employment with NMR, NMR shall not, other than with the consent of the Operating Committee, terminate a Dedicated Employee's or Shared Employee's employment with NMR.

          (e) NMR shall not, without the consent of the Operating Committee, materially modify any Dedicated Employee's or Shared Employee's salary, benefits, perquisites or other compensation as in effect on the Effective Date other than (i) as required by any applicable contract or agreement in effect on the Effective Date or entered into thereafter with the consent of the Operating Committee, (ii) in the ordinary course of business consistent with past practice, (iii) in connection with changes to benefits plans and arrangements maintained by NMR and in which such Dedicated Employee or Shared Employee participates, which changes affect such Dedicated Employee or Shared Employee and other employees of NMR generally or (iv) in accordance with applicable laws and regulations. NMR hereby represents and warrants to NetRatings, that from May 6, 2002 through the Effective Date, NMR has not materially increased the salary, benefits, perquisites or other compensation of any Dedicated Employee or Shared Employee other than in a manner which, after the Effective Date would be permitted under the preceding clauses (ii), (iii) and (iv).

          (f) NMR shall invoice NetRatings for the amounts contemplated by this
     Section 2 quarterly in arrears. Upon request, NMR will provide commercially reasonable detail, to the extent the same is reasonably available, to support the charges included in an invoice. Invoices shall be payable by NetRatings within forty-five (45) days of receipt (the "Payment Period").
                                                             --------------
     Disputed amounts shall not affect payment of non-disputed amounts. NetRatings shall pay any applicable tariff, duty, tax, or like charge, however designated, imposed with respect to the services provided to NetRatings by NMR's personnel hereunder. The parties acknowledge and agree that NetRatings may defer payment of any portion of any Overhead Charge included in an invoice if NetRatings in good faith disputes its obligation to pay the same; provided, that any undisputed portion of such Overhead
                      --------
     Charge shall be paid as provided during the Payment Period.

          If NetRatings in good faith disputes its obligation to pay any portion of any Overhead Charge included in an invoice, it shall promptly (but in no event more than thirty (30) days) following receipt of the relevant invoice, give written notice of such dispute (a "Dispute Notice") to NMR
                                                      --------------
     specifying the amount of Overhead Charges in dispute and identifying the basis of the dispute in reasonable detail. NMR and NetRatings shall negotiate in good faith for a period of at least ten (10) days after the date on which NetRatings delivers a Dispute Notice to resolve all disputes set forth therein. If NetRatings and NMR are not able to resolve all such disputes within such ten (10) day period, then

               (i) promptly (but in no event more than five (5) days) after the expiration of such ten (10) day period, all remaining disputes shall be submitted by NMR and NetRatings to the Operating Committee for determination in the manner contemplated by Section 3.1(e) of the Operating Agreement (as modified hereby); and

               (ii) NMR and NetRatings shall use their respective reasonable good faith efforts to cause the Operating Committee, promptly following the date of such submission, to meet in the manner contemplated by Section 3.1(c) of the Operating Agreement to determine such remaining disputes.

     NMR and NetRatings shall instruct the Operating Committee to issue its determination as to such submitted disputes no more than thirty (30) days following the date on which they are submitted to the Operating Committee for determination hereunder (the "Determination Period"). The determination
                                       --------------------
     of the Operating Committee as to any such disputes submitted to it shall be conclusive, final and binding upon NMR and NetRatings. Notwithstanding anything to the contrary in Section 3 of the Operating Agreement, if all disputes as to Overhead Charges submitted to the Operating Committee for determination hereunder are not finally determined by the Operating Committee within the Determination Period (whether or not during the Determination Period any deadlock has been submitted to the chief executive officers of NetRatings and NMR for resolution as provided by Section 3.1(f) of the Operating Agreement and, if any deadlock is so submitted, notwithstanding that such deadlock may not have been resolved during the Determination Period by such chief executive officers), then immediately following the expiration of the Determination Period, NMR shall be entitled to pursue any such other remedies as may be available to it with respect to any remaining unpaid Overhead Charges, including, without limitation, the arbitration procedures set forth in Article IX of the Operating Agreement. For avoidance of doubt, the parties acknowledge and agree that a dispute with regard to Overhead Charges shall not be deemed to have been "finally determined by the Operating Committee" for the purposes hereof in the case of a deadlock as to such dispute that has not been resolved by the chief executive officers of NetRatings and NMR during the Determination Period as provided under Section 3.1(f) of the Operating Agreement. In the event of a conflict or inconsistency between this Section 2(f) and Section 3 of the Operating Agreement with respect to the manner in which disputes as to Overhead Charges are to be determined by the Operating Committee, the provisions of this Section 2(f) shall govern and control.

          (g) At any time and from time to time, the Operating Committee may give a written notice (a "Waiver Notice") to NMR informing NMR that the
                               -------------
     Operating Committee has determined that the services of one or more Dedicated Employees or Shared Employees are no longer required to be provided hereunder. During the thirty (30)-day period following the delivery by the Operating Committee of a Waiver Notice or to terminate the employment with NMR of any such individual (the "Decision Period"), NMR
                                                      ---------------
     shall determine whether it desires to retain as an NMR employee the Dedicated Employee(s) and/or Shared Employee(s) who are the subject of the Waiver Notice. If NMR determines to terminate the employment with NMR of any Dedicated Employee or Shared Employee covered by a Waiver Notice, then NMR shall (i) deliver written notice (a "Termination Notice") to that
                                              ------------------
     effect to NetRatings during the Decision Period and (ii) during the Decision Period in good faith begin and thereafter pursue all appropriate proceedings and actions (including the observance of any relevant notice periods and other formalities) under applicable, contracts, policies, agreements, statutes, laws and regulations to effect the termination of each such employee in accordance therewith.

          (h) If NMR does not deliver a timely Termination Notice relating to any Dedicated Employee or Shared Employee covered by a Waiver Notice, then NetRatings shall, following the expiration of the related Decision Period, not be obligated to make any further payments under this Agreement relating to such Dedicated Employee or Shared Employee. If NMR does deliver a timely Termination Notice relating to any Dedicated Employee or Shared Employee covered by a Waiver Notice, then:

               (A) NetRatings shall be obligated to continue to pay the Direct Costs of such Dedicated Employee or Shared Employee as contemplated by
          Section 2(c) above, through the date of his or her termination of employment; and

               (B) NetRatings shall reimburse NMR and its directors, officers, employees, shareholders and agents (and each of the heirs, executors and successors and assigns of any of them) for, and shall indemnify such persons and hold them harmless from (i) any and all Indemnified Severance Costs (as defined below) of any such Dedicated Employee and
          (ii) a portion of the Indemnified Severance Costs of any such Shared Employee that is equal to the percentage of such Shared Employee's total working time that was actually devoted to providing services contemplated by this Agreement at the time of delivery of the Waiver Notice, as determined in good faith by NMR. In the event that (i) NetRatings actually pays any Indemnified Severance Costs to NMR hereunder in connection with the termination of any Dedicated Employee's or Shared Employee's employment with NMR, and (ii) such Dedicated Employee or Shared Employee is rehired by NMR within one year following the date on which such Dedicated Employee's or Shared Employee's employment with NMR was terminated, then NMR shall reimburse NetRatings for all such Indemnified Severance Costs actually paid to NMR thereby.

               (C) As used herein, "Indemnified Severance Costs" means any and
                                    ---------------------------
          all liabilities, damages, proceedings, claims, fines, costs and expenses (including, without limitation, severance payments), including, without limitation, reasonable attorneys' fees, arising out of or in connection with, directly or indirectly, the cessation of the employment with NMR of a Dedicated Employee or Shared Employee unless such cessation of employment is effected by NMR in a manner that constitutes a willful or grossly negligent violation of applicable laws and regulations. Notwithstanding anything to the contrary herein, Indemnified Severance Costs shall not include any portion of any severance payment or similar benefit that is payable to a Designated Employee or Shared Employee in respect of years or months of service with NMR prior to the time such Designated Employee or Shared Employee began performing services for Nielsen//NetRatings.

     3. If any Dedicated Employee or Shared Employee named on Exhibit A or
                                                              ---------
Exhibit B shall cease to be employed by NMR from time to time during the
---------
effectiveness of this Agreement, other than due to a breach by NMR of its agreement under Section 2(d), then the Operating Committee shall be entitled to issue a written notice (a "Replacement Notice") to NMR requesting NMR to replace
                           ------------------
such named Dedicated Employee or Shared Employee hereunder by either (as determined by NMR in its sole discretion), hiring a new NMR employee of NMR's choosing or reassigning a then-existing NMR employee (in either case, a "Replacement Employee"), in either case, to be a Shared Employee or Dedicated
 --------------------
Employee (as applicable) hereunder and to have substantially similar duties and position (including with regard to the amount of his or her working time that will be devoted to performing the services contemplated hereby) and to receive substantially equivalent salary, benefits, perquisites and other compensation, as did the Dedicated Employee or Shared Employee whose employment with NMR has ceased and who is being replaced by the Replacement Employee. If the Operating Committee delivers a Replacement Notice to NMR, NMR shall use its reasonable good faith efforts to comply with the request of the Operating Committee reflected therein and to hire a Replacement Employee as contemplated thereby. If the Operating Committee delivers a Replacement Notice to NMR, then any and all costs and expenses reasonably incurred by NMR in connection with identifying, negotiating with and employing or reassigning any Replacement Employee shall be reimbursed to NMR by NetRatings.

     4. In the event that the Operating Committee determines from time to time during the effectiveness of this Agreement that an increase in the requirements for services of the nature provided by the Dedicated Employees and Shared Employees under this Agreement requires additional Dedicated Employees to be made available by NMR under this Agreement, the Operating Committee may deliver a notice (a "Staff Increase Notice") which shall (i) request NMR to hire a
             ---------------------
specified number of new employees of NMR's choosing (each, a "New Dedicated
                                                              -------------
Employee") to be Dedicated Employees hereunder, (ii) identify the position,
--------
duties and general responsibilities which the Operating Committee has determined should be applicable to each such New Dedicated Employee and (iii) set forth in reasonable detail the levels of salary, benefits, perquisites and other compensation (the "Approved Compensation Levels") that the Operating Committee
                   ----------------------------
believes are appropriate for each such New Dedicated Employee. If the Operating Committee delivers a Staff Increase Notice, NMR shall use its reasonable good faith efforts to comply with the Operating Committee's request set forth therein and to hire the New Dedicated Employees contemplated thereby. If the Operating Committee delivers a Staff Increase Notice to NMR, then any and all costs and expenses reasonably incurred by NMR in connection with identifying, negotiating with and employing any New Dedicated Employee requested by the Operating Committee shall be reimbursed to NMR by NetRatings. NMR shall not grant to any New Dedicated Employee in connection with his or her hiring by NMR, salary, benefits, perquisites and other compensation that differ materially from the Approved Compensation Levels.

     5. This Agreement shall terminate automatically upon the termination of the Operating Agreement for any reason whatsoever. Also, this Agreement may be terminated at any time (i) by the mutual written consent of NMR and NetRatings or (ii) by NMR or NetRatings upon a material breach by the other, which remains uncured for ninety (90) days after written notice thereof. If this Agreement shall be terminated for any reason, NetRatings shall be deemed to have delivered a

Waiver Notice with respect to all Dedicated Employees and Shared Employees at the time of termination, and the provisions of Section 2(g) and Section 2(h) shall thereafter apply accordingly, mutatis mutandi. Notwithstanding any termination of this Agreement, NetRatings shall remain liable for any payment and other obligations incurred by it prior to termination, and the provisions of
Section 2(g), Section 2(h), Section 6, Section 7, Section 8, Section 9, Section 10 and Section 11 shall survive.

     6. Except as expressly modified by this Agreement, on the Effective Date, the Operating Agreement shall continue in full force in effect as in effect immediately prior to the Effective Date.

     7. This Agreement, together with the Operating Agreement, constitutes the entire agreement and understanding of the parties with respect to its subject matter, supersedes any and all prior oral or written agreements, negotiations, contracts and understandings between the parties with respect to such subject matter, and can be amended, supplemented or otherwise modified only by a written agreement executed by NMR and NetRatings. This Agreement may be executed in any number of counterparts, each of which shall be effective against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

     8. Any and all disputes between NMR and NetRatings under this Agreement shall be settled as contemplated by Article VIII of the Operating Agreement.

     9. Any and all notices and other communications hereunder shall be given in the manner contemplated by Section 10.4 of the Operating Agreement and shall be deemed to be effective or to have been given at the times specified in such
Section 10.4.

     10. The headings in this Agreement are included for the purposes of convenience only, and are not to have any bearing on the construction or interpretation of this Agreement.

     11. The failure of any party to exercise any of its rights under this Agreement or its failure to insist upon strict adherence to any term of this Agreement on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                                  NetRatings, Inc.


                                                  By:    /s/ Todd Sloan
                                                        ------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------
                                                  Date:  May 7, 2002
                                                        ------------------------


                                                  Nielsen Media Research, Inc.


                                                  By:    /s/ David H. Harkness
                                                        ------------------------
                                                  Title: Senior Vice President
                                                        ------------------------
                                                  Date:  May 7, 2002
                                                        ------------------------

                                    Exhibit A
                                    ---------

                                     [***]

                                    Exhibit B
                                    ---------

                                Shared Employees
                                ----------------

None.

                                       11